Rule 10f-3 Transaction Exhibit
Nuveen Multistate Trust III
Nuveen Tennessee Municipal Bond Fund
FILE #811-07943
ATTACHMENT 77O

<c>TRADE DATE
<c>DESCRIPTION OF
SECURITY
<c>ISSUE SIZE
<c>AMOUNT
PURCHASED
<c>LIST OF UNDERWRITERS
<c>NAME
OF AFFILIATED BROKER-DEALER
4/22/08
City of
Chattanooga (Tennessee) Electric System
Revenue Bonds, Series
2008A
$222,075,000.00
$5,116,750.00

Goldman, Sachs & Co.
Banc of America Securities LLC
Merrill Lynch & Co.
Morgan Keegan & Co., Inc.
SunTrust Robinson Humphrey
Merrill Lynch,
Pierce, Fenner & Smith
Incorporated